BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Behringer Harvard Short-Term Opportunity Fund I LP

Estimated per Unit Valuation Update


PALOMAR
PALOMAR

Hotel Palomar, Dallas, TX



Robert S. Aisner
Chief Executive Officer and President
Behringer Harvard Advisors II LP



Samuel A. Gillespie
Chief Operating Officer
Behringer Harvard Advisors II LP

This presentation contains information regarding Behringer Harvard Short-Term Opportunity Fund I LP ("The Fund") securities and the issuers thereof and must be read in conjunction with the Fund's filings with the Securities and Exchange Commission.

404830
January 15, 2010

Forward-Looking Statements

This presentation contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Short-Term Opportunity Fund I LP that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "would," "could," "should," and variations of these words and similar expressions. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements.

Risks that could cause actual results to vary materially from those expressed in forward-looking statements include absence of a public market for these securities, limited transferability and lack of liquidity, risks associated with mortgage financing, reliance on the partnership's general partner, payment of significant fees to the general partner and its affiliates, potential conflicts of interest, lack of diversification in property holdings, and risk that the limited partnership's operating results will be affected by economic and regulatory changes that have an adverse impact on our investments.

Forward-looking statements in this presentation speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda

- Reasons for revised estimated valuation
- General economic overview
- Valuation methodology and new estimated per unit valuation
- Sponsor's support of Fund
- Overview of real estate markets
- Management actions to preserve value


250 & 290 East John Carpenter Freeway, Dallas, TX





BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Reasons for Revised Valuation

- Required by partnership agreement
- General partner must provide an estimate of the amount a holder would receive if the Fund properties were sold at their fair market values as of December 31, 2009, and the proceeds from the sale of the properties (without reduction for selling expenses), together with other assets, were distributed in a liquidation of the Fund.


Landmark Center I & II, Dallas, TX

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Valuation Methodology and New Estimated per Unit Valuation

- Based on value as if assets were sold today under current difficult economic conditions
- Partnership agreement stipulates use of third-party advisor
- Robert A. Stanger & Co., Inc. hired as an expert advisor
- Received opinion from Robert A. Stanger & Co. that valuation is reasonable and was prepared in accordance with appropriate methods for valuing real estate
- Result is estimated valuation of $6.45 per unit
- With the $0.56 in special distributions already made, total of $7.01
- It is not the intention of general partner to liquidate the Fund at these depressed estimated values

Sponsor's Support of Fund

- The Sponsor has provided liquidity to the Fund through this difficult period
- Initial loan of $7.5 million forgiven in December 2007
- Created loan facility of up to $40 million of which approximately $29 million has been borrowed
- Forgave $15 million of debt from loan facility and related interest of approximately $500,000 as of December 31, 2009
- Contributed $1.7 million to facilitate sale of 4245 Central Expressway building
- In all, contributed approximately $25 million to this fund and investors which the Sponsor will never recover
- Total represents more than 20% of initial equity capitalization



1221 Coit, Dallas, TX

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Real Estate Market Overview

- 2010 should demonstrate improvement over 2009 but office and hotel demand tepid
- Credit markets tight with exception of multifamily
- Recovery multi-staged and gradual
- Dallas economy relatively better than U.S. in general



BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Short-Term Portfolio Composition



Melissa Land
2%
5050 Quorum
1%
Plaza Bank Center
5%
1221 Coit Road
4%
Landmark I & II
6%
Cassidy Ridge
19%
Hotel Palomar
16%
Bretton
Woods
5%
250/290 J. Carpenter
42%

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Proactive Management Actions

- Significantly reduced operating expenses by internalizing property management at end of 2008, reducing employee costs by $151,800 per year
- Aggressively re-bid services to reduce operating expenses by $365,900 over one year
- Established leasing program at Palomar condominiums to mitigate carrying costs saving approximately $2.5 million annually
- Challenged property tax assessments resulting in reduction of $1.1 million in ad valorem property taxes in 2010
- Successfully negotiated restructure and extension of $108 million in loans, representing 63% of the loans in the fund other than sponsor loans


HOTEL
PALOMAR
Hotel Palomar, Dallas, TX







Short-Term Opportunity Fund I LP


Plaza Bank Center


Cassidy Ridge Residence


Landmark Center I & II


250 & 290 East John Carpenter Freeway


Bretton Woods


PALOMAR
Hotel Palomar


1221 Coit Road


5050 Quorum Drive

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP